Exhibit 10.26

Confidential materials omitted and filed

separately with the Securities and Exchange

Commission. Asterisks denote omissions.

PFS INVESTMENTS INC.

MUTUAL FUND DEALER AGREEMENT

Ladies and Gentlemen:

We understand that you are principal underwriter of shares (the “Shares”) of certain mutual funds listed on Schedule A attached hereto (the “Funds”) registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (“1940 Act”). Legg Mason Investor Services, LLC (“LMIS” or “You”) desires that PFS Investments Inc. (“Dealer” or “PFSI”) act as a dealer with respect to the sale of Shares to its customers. In consideration of the mutual covenants stated below, you and Dealer agree as follows:

1.	Purchase of Shares at Public Offering Price. You authorize Dealer, among other things, to receive purchase orders for Shares on your behalf. Dealer will use such efforts to sell Shares as it in its sole discretion determines in accordance with applicable federal and state laws and rules and regulations, including rules and regulations of relevant self-regulatory organizations (collectively, “Applicable Law”). Sales of Shares through Dealer will be at the public offering price of such Shares (the net asset value of Shares plus any applicable sales charge), as determined in accordance with the then effective prospectus(es) and statement(s) of additional information, as such may be amended and supplemented from time-to-time, used in connection with the offer and sale of the Shares (collectively, the “Prospectus”). The public offering price will reflect scheduled variations in or the elimination of sales charges on sales of Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. Dealer agrees to apply any scheduled variation in or waivers of sales charges uniformly to all customers meeting the qualifications therefor as specified in the Prospectus. Purchases of Shares by PFSI will be effected in the manner and upon the terms described in the Prospectus (including restrictions on frequent trading, imposition of redemption fees and restrictions on small account balances.) All orders are subject to acceptance or rejection by the applicable Fund or you in the sole discretion of either for any reason. The minimum initial purchase and the minimum subsequent purchase of any Shares shall be as set forth in the applicable Prospectus. Dealer agrees to comply with provisions of Rule 22c-2 under the 1940 Act as applicable to each Fund (including reporting procedures adopted to comply with the Rule).

2.	Rights of Accumulation and Letters of Intent. With respect to Funds sold with an initial sales charge, Dealer’s customers will be entitled to reduce sales charges on purchases made under any letter of intent or right of accumulation as described in the Prospectus. In such case, the concession from the public offering price retained by Dealer will be based upon such reduced sales charge; however, if a Dealer customer fails to fulfill a letter of intent, thereafter you will pay Dealer the amount required to reflect the appropriate concession based on the actual purchases made by the customer. When placing wire trades, Dealer agrees to advise you of any letter of intent executed by its customer or any available right of accumulation.

3.	Exchanges and Redemptions. You further authorize Dealer to receive exchange or redemption orders for Shares on your behalf. Exchanges of Shares between Funds and redemptions of Shares by a Fund or repurchases of Shares by Dealer will be effected in the manner and subject to or consistent with the terms described in the Prospectus and in accordance with Applicable Law. Exchanges will be subject to such restrictions and charges as are provided for in the Prospectus. Redemptions and repurchases will be subject to any applicable contingent deferred sales charges, redemption fees or other charges as are provided for in the Prospectus. Any order placed by Dealer for the repurchase or redemption of Shares is subject to the timely receipt by you or the pertinent Fund’s transfer agent of all required documents in good order.

4.	Handling and Receipt of Orders. The handling and settlement of purchase, exchange and redemption orders will be subject to the provisions of the Prospectus and such further procedures as you and Dealer may determine to be appropriate from time-to-time, consistent with this Agreement. You acknowledge and understand that Dealer operates as an introducing broker-dealer that does not hold customer funds or securities and that Dealer will transmit orders direct to your transfer agent via check and application. You will provide such assistance to Dealer in processing orders as Dealer reasonably requests. You shall notify Dealer of the states or jurisdictions in which each Fund’s shares are currently available for sale to the public. You shall have no obligation to register or make available Fund shares in any state or jurisdiction. With each order, Dealer will notify you of the state of residence of the customer to whom the order pertains. Dealer will be responsible for the accuracy, timeliness and completeness of purchase, redemption or exchange orders it transmits to you by wire or telephone. All orders shall be subject to your confirmation.

5.	Settlement and Delivery.

A.	Certificates evidencing Shares will not be available. Upon payment for Shares, the Transfer Agent will issue and transmit to Dealer or its customer a confirmation statement evidencing the purchase of such Shares. Any transaction in uncertificated Shares, including purchases, transfers, redemptions and repurchases, shall be effected and evidenced by book-entry on the records of the Transfer Agent.

B.	Dealer will transmit orders (new account applications) direct to your Transfer Agent on a fully disclosed basis, and shares of Funds owned by customers of Dealer will be held at your Transfer Agent.

6.

Shareholder Servicing. For the compensation described in Paragraph 7, on an ongoing basis Dealer will provide shareholder servicing to its customers who maintain investments in Shares. In so doing, Dealer and its employees and representatives may provide the following services, among others: (a) answer customer inquiries regarding the Funds and customer investments therein; (b) assist customers in changing dividend options; (c) answer questions about special investment and withdrawal plans, and assist customers in enrolling in such plans; (d) distribute reports and materials relating to the Funds to customers; (e) assist in the establishment and maintenance of accurate customer accounts and records, including assisting in processing changes in addresses and other customer information; and (f) assist in processing purchase, exchange and redemption orders.

7.	Compensation and Expenses.

A.	With respect to Class A Shares that are sold with an initial sales charge, LMIS shall pay to Dealer the sales charge imposed on the purchases of such shares less any concession from the public offering price as specified in the applicable fund prospectus (the “dealer reallowance”). LMIS shall pay to Dealer the shareholder services fee beginning in the first month after purchase. LMIS shall cause the dealer reallowance and shareholder service fees due Dealer to be paid in accordance with current payment practices that exist between Dealer and Transfer Agent.

B.	With respect to purchases of Class A shares that are sold without an initial sales charge at the net asset value breakpoint level (other than money market funds), LMIS will pay a commission to Dealer of up to 1.00% of the purchase price of the shares and LMIS will retain the amount of any contingent deferred sales charge paid on redemption of such shares. LMIS will pay to Dealer the shareholder services fee on such shares beginning in the thirteenth month after purchase. With respect to purchases of Class A shares of money market funds, LMIS shall pay to Dealer the shareholder services fee beginning in the first month after purchase. LMIS shall cause the foregoing payments due Dealer to be made in accordance with current payment practices that exist between Dealer and Transfer Agent. LMIS shall pay to Dealer any contingent deferred sales charge received on redemption of Class A shares that were sold by Dealer prior to December 1, 2007, and such payments shall be made by LMIS on a monthly basis, by wire transfer within ten (10) business days of the end of each month.

C.	With respect to Class B shares, Dealer will pay a commission to its representatives of up to 4.00% of the purchase price of the shares and LMIS shall pay to Dealer the following: (i) any contingent deferred sales charges received upon redemption of Class B shares held in accounts on which Dealer is the broker-dealer of record, and (ii) the service and distribution fee, as disclosed in the then current prospectus, received on all shares held in accounts on which Dealer is the broker-dealer of record. LMIS shall cause Transfer Agent to pay amounts due Dealer under this subparagraph in accordance with current payment practices that exist between Dealer and Transfer Agent.

D.	The shareholder services fees paid to Dealer under Subparagraphs 7.A. B. and C. above shall survive any termination of this Agreement, and shall continue so long as (i) Dealer provides shareholder services described in Paragraph 6 of this agreement to its customers who hold Shares and (ii) you or a Legg Mason, Inc. affiliate or one of your or their respective successors or assigns is the principal underwriter for the Funds, unless the continued receipt of each payment would violate Applicable Law.

E.	You will pay Dealer ongoing trail commission compensation with respect to holdings by customers of Dealer of Shares of Funds with respect to which you pay such compensation generally to dealers as described in the Prospectus and at such rates as you and Dealer may determine from time to time. Payments under this Subparagraph 7.E. may be in addition to the payment of service fees as described in Subparagraph 7.D. of this Agreement, and are subject to Applicable Law and this Agreement. Your obligation to make payments to Dealer under this Subparagraph 7.E. shall survive any termination of this Agreement, and shall continue so long as (i) Dealer’s customers maintain their investments in Shares and (ii) you or a Legg Mason, Inc. affiliate or one of your or their respective successors or assigns is the principal underwriter for the Funds, unless the continued receipt of each payment would violate Applicable Law.

F.	With respect to expenses not specifically addressed elsewhere in this Agreement, each party hereto will be responsible for the expenses it incurs in acting hereunder. Consistent with the Prospectus and Applicable Law, from time to time you and Dealer may determine that you will pay or reimburse Dealer for expenses it incurs in connection with selling Shares.

G.	If your payments to Dealer under Subparagraphs 7.E and/or 7.D hereunder in whole or in part are financed by a Fund in accordance with a Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, then in the event of the termination, cancellation or modification of such 12b-1 plan by a Fund’s board of directors or trustees or shareholders, Dealer agrees upon notification to waive its right to receive Rule 12b-1 compensation pursuant to Subparagraphs 7.B. and/or 7.C. until such time, if ever, as you receive payment.

H.	With respect to shares subject to a contingent deferred sales load where Dealer has paid a commission to its representatives from its own resources, the parties agree to cooperate in the transfer of shares held by customers of PFSI. The remaining contingent deferred sales charge on any such transferred shares will be tracked by PFPC, and, on a monthly basis, LMIS and PFSI shall net settle transferred contingent deferred sales charges. Such payment shall be paid by wire transfer within ten (10) business days following month end.

I.	Mutual Fund Support Fee. LMIS hereby agrees to pay PFSI, in consideration of the Funds’ participation in PFSI’s retail distribution channel and related mutual fund sales infrastructure, a Mutual Fund Support Fee (“Fee”) at the rates set forth in the attached Schedule B. LMIS understands and agrees that “participation” as used in the preceding sentence does not in any way mean exclusive or preferential offering, access or participation, inclusion on any “recommended” list, or preferential consideration in investment recommendations to customers. LMIS shall pay the fee within 30 days of its receipt from PFSI of a monthly invoice, beginning with the month ending December 31, 2007. LMIS confirms that it will pay the Fee from its own revenues, profits, or retained earnings and not from the assets of the Funds. Both parties will disclose the Fee as may be required by applicable law and otherwise will comply with all applicable law with respect to the payment or receipt of the Fee

8.	Broker-Dealer Regulation. Each party to this Agreement represents that it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and a member of Financial Industry Regulatory Authority (“FINRA”) and each party agrees to notify the other should it cease to be such a member through expulsion or otherwise or if its membership is suspended.

With respect to the sale of Shares hereunder, you and Dealer agree to abide by the Conduct Rules of FINRA, including but not limited to the following:

A.	Dealer shall not withhold placing customers’ orders for Shares so as to profit itself as a result of such withholding. Dealer shall not purchase any Shares from you other than for its own investment or to cover purchase orders already received by it from its customers.

B.	If any Shares purchased by Dealer are repurchased by the Fund which issued such Shares or by you for the account of that Fund, or are tendered for redemption, within seven (7) business days after confirmation by you of the original purchase order for such Shares, no compensation as set forth in paragraph 7 above will be payable to Dealer with respect to such Shares, and with respect to Shares which are not sold with an initial sales charge, Dealer will refund to you the full amount of any such compensation paid or allowed to it on the original sale. You agree to notify Dealer in writing of any such repurchase or redemption within fifteen (15) business days of the date on which the redemption is requested or Share certificates are tendered to you, the pertinent Fund or its Transfer Agent. Termination or cancellation of this Agreement will not relieve the parties from the requirements of this Subparagraph 8.B.

C.	Neither party to this Agreement will, as principal, purchase any Shares from a customer at a price lower than the net asset value next determined by or for the Fund that issued such Shares. Nothing in this subparagraph shall prevent Dealer from selling Shares for a customer to you or to the Fund which issued such Shares at the net asset value then quoted by or for such Fund (less any applicable contingent deferred sales charge or other charges) and charging a fair commission or service fee for handling the transaction.

9.	Provision of Materials and Fund Information.

A.	You will furnish Dealer with each Fund’s current Prospectuses, periodic reports to Fund shareholders, marketing and other materials you have prepared relating to the Funds, in such quantities as Dealer reasonably requests

B.	You shall use reasonable efforts to notify Dealer of any departure by a Fund portfolio manager promptly upon your receipt of such notice of an intended departure.

C.	You shall make reasonable efforts to provide access to the portfolio manager(s) (or their representatives) of each Fund to the employees and representatives of Dealer, as designated by Dealer from time-to-time, which access shall be for the limited purpose of conducting due diligence and discussing other significant issues.

D.	Subject to all Applicable Law, you will promptly notify Dealer (upon your receipt of notice) of all material changes regarding:

(a) Proposed or actual mergers, name changes and liquidations

(b) Investment objective/strategy changes

(c) Proxy statements

(d) Changes to Fund’s Prospectus or statement of additional information, and

(e) Proposed or actual pricing changes

10.	Representations by Dealer Concerning the Funds. Dealer and its agents and employees are not authorized to make any representations concerning the Funds or their Shares except those contained in or consistent with the Prospectus and such other written materials you may provide to Dealer regarding the Funds.

11.	Prospectus and Materials Delivery to Clients. Dealer will provide each of its customers purchasing Shares with the pertinent prospectus(es) prior to or at the time of initial purchase. Dealer will provide any customer who so requests with the pertinent statement(s) of additional information. You are responsible for providing to shareholders, at your expense, all shareholder proxy materials, all annual or interim reports, all prospectuses and prospectus amendments (other than that provided at the time of initial purchase by Dealer), and any other materials required by law, rule or regulation.

12.	Liability and Indemnification.

A.	You agree to be liable for, to hold Dealer, its officers, directors and employees harmless from and to indemnify each of them for any losses and costs arising from: (i) any breach by you, your affiliates or their respective officers, directors, employees or agents of any material provision of this Agreement; (ii) any material misstatement in or omission of a material fact from a Fund’s Prospectus necessary to make the statements in the Prospectus thereof not misleading, or any other sales material you have provided or any other written statements or representations, you or your affiliates and each of your and their respective officers, directors, employees or agents have made to Dealer relating to the Funds; and (iii) any of your actions, or the actions of your affiliates, relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. This indemnity shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any such untrue statement or omission made in reliance upon and in conformity with information furnished by or on behalf of Dealer to you, any Fund or the Funds’ counsel; and further provided, that in no event shall anything contained herein be so construed as to protect Dealer against any liability to you, any Fund or the shareholders of any Fund to which Dealer would otherwise be subject by reason of willful misfeasance, recklessness, or gross negligence in the performance of its duties under this Agreement. You shall not be liable for any consequential or punitive damages.

B.	Dealer agrees to be liable for, to hold you, your officers, directors and employees harmless from and to indemnify them from any losses and costs arising from: (i) any breach by Dealer, its affiliates or their respective officers, directors, employees or agents of any material provision of this Agreement; (ii) any statements or representations that Dealer or its officers, directors, agents or employees make concerning the Funds that are inconsistent with either the pertinent Funds’ then-current Prospectus or any other material you have provided or any other written statements or written representations you, your employees and your affiliates have made to Dealer relating to the Funds; and (iii) any of Dealer’s actions, or the actions of Dealer’s affiliates, relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. This indemnity shall not apply to any claims, demands, liabilities, or expenses that arise out of or are based upon any untrue statement or omission made in reliance upon and in conformity with information furnished by or on behalf of you, any Fund or the Funds’ counsel to Dealer, and further provided, that in no event shall anything contained herein be so construed as to protect you against any liability to Dealer, any Fund or the shareholders of any Fund to which you would otherwise be subject by reason of willful misfeasance, recklessness, or gross negligence in the performance of your duties under this Agreement. Dealer shall not be liable for any consequential or punitive damages.

C.	The provisions of this Paragraph 12 shall survive the termination of this Agreement.

13.	Arbitration. If a dispute arises between you and Dealer with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing FINRA Code of Arbitration Procedure (“FINRA Code”). The parties agree, that to the extent permitted by the FINRA Code, the arbitrator(s) shall be selected from the securities industry.

14.	Anti-Money Laundering. Dealer represents and warrants that it has anti-money laundering policies in place reasonably designed to comply with the applicable provisions of the Bank Secrecy Act and the USA PATRIOT Act and the regulations thereunder, including, without limitation, Section 352 of the USA Patriot Act, FINRA Rule 3011, and NYSE Rule 445 which include: Anti-Money Laundering/ “Know Your Customer” policies and procedures; a Customer Identification Program in accordance with Section 326 of the USA Patriot Act; reporting of suspicious activity to government authorities in accordance with applicable law, including Section 356 of the USA Patriot Act; anti-money laundering training; and an independent testing for compliance. You agree to determine, within a reasonable time after a customer of Dealer opens an account in any of the Funds, whether such customer appears on any lists of known or suspected terrorists or terrorist organizations (“OFAC list”). Upon discovering that any such customer is identified on an OFAC list, you will, within a reasonable time after making such discovery and as permitted by applicable law, notify Dealer. Also, you agree to establish (or cause your Transfer Agent to establish) reasonable procedures to monitor the accounts for suspicious activity, and, as permitted by Law, to (i) advise Dealer when any customer activity is identified for heightened review and upon the filing of a suspicious activity report and (ii) to share information with Dealer about any such account.

15.	Confidentiality and Privacy. The parties represent and warrant that they have adopted and implemented procedures to safeguard customer information and records that are reasonably designed to ensure the security and confidentiality of customer records and information and to ensure compliance with the SEC’s Regulation S-P or other applicable privacy law. Both of us agree on behalf of ourselves, our affiliates and employees, that the terms of the Agreement, information exchanged thereunder and information about our respective customers and potential customers is confidential and as such shall not be disclosed, sold or used in any way except to carry out the terms of the Agreement. Notwithstanding the foregoing, such confidential information may be disclosed on a “need to know” basis as set forth in applicable privacy rules and regulations. The obligations regarding confidentiality hereunder shall not apply to any information which is (i) otherwise publicly available, (ii) already possessed by the entity to whom the information was disclosed prior to disclosure hereunder, (iii) independently developed by the entity, or (iv) disclosed pursuant to law, rule, regulation or court or administrative order. The provisions of this paragraph shall survive termination of the Agreement. The parties further represent and warrant that the security of their respective computer system is commercially reasonable and reasonably designed to prevent any illegal or injurious activities of persons (including persons outside of the parties) attempting to access a computer system maintained or operated by or on behalf of one party through the other party’s computer system.

16.	Duration and Termination.

A.	This Agreement is effective on June 1, 2008.

B.	This Agreement will terminate automatically in the event of its assignment unless both parties consent to such assignment. Notwithstanding anything to contrary in this Agreement, both parties hereby consent to the assignment of your rights, obligations and responsibilities under this Agreement to Legg Mason Investor Services, LLC.

C.	This Agreement may be terminated at any time in its entirety or with respect to any Fund, without payment of any penalty, by either party, upon giving 30 days written notice to the other party.

17.	Miscellaneous.

A.	This Agreement shall be governed by the laws of the State of New York. This Agreement may be amended only upon the written agreement of both parties hereto.

B.

This Agreement and the Amended and Restated Global Distribution Agreement (“GDA”) by and among Legg Mason, Inc. and Citigroup, Inc., dated as of October 3, 2005 (collectively, the “Covered Agreements”) constitute the entire agreement between you and Dealer in relation to this Agreement and supersede all prior oral or written agreements between you and Dealer and its predecessors relating to the sale of Shares with respect to the subject matter of this Agreement. Each of you and Dealer acknowledges and agrees that (i) nothing contained in this agreement is intended to amend or otherwise modify the terms of the GDA applicable to you and Dealer and (ii) in the event that the terms of this Agreement conflict with the terms of the GDA, the terms of the GDA will control for purposes of this Agreement.

C.	The headings and captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D.	If any provision of the Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

E.	The Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

F.	As used in the Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meaning as such terms have in the 1940 Act. Any terms defined in the Agreement shall have the meaning provided in the Agreement.

G.	Scheduled A attached to this agreement may be amended from time to time by mutual agreement of the parties pursuant to letter agreement or such other means as mutually agreed to by the parties.

18.	Use of Names. Neither party shall use the name of the other party in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

19.	Notice. Notice under this Agreement shall be deemed to have been given on the date it is received in writing by the other party.

20.	Parties Not Partners. This Agreement shall not be construed to constitute a partnership, joint venture, or agency between you and Dealer and you or any Fund, nor to create an employer-employee relationship between you and Dealer. Dealer acknowledges that it is an independent contractor, that its business is its own and entirely separate from that of you and the Funds, and that it will not deal with or represent itself to the public in any other way.

21.	Services Not Exclusive. Except as otherwise agreed to by the parties or as provided in a Covered Agreement, the services furnished by Dealer hereunder are not to be deemed exclusive, and Dealer shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Except as otherwise provided for in a Covered Agreement, this Agreement also does not preclude any other sales of Share by or through you or any other party.

22.	Advertising. You agree to make available sales and advertising materials relating to the Shares as you in your discretion determine appropriate. You represent and warrant that all such materials comply with Applicable Law. You agree not to distribute sales and advertising materials relating to the Shares at Dealer unless and until they have been reviewed and approved by Dealer’s Marketing Advisory Unit. Dealer shall have the right to prepare its own marketing memorandums, bulletins, and/or information or related materials (“Marketing Pieces”) relating to any of the Funds or Fund Shares represented by this Agreement; provided, however, that any information or descriptions regarding the Funds complies with the Fund’s Prospectus and Dealer is responsible for complying with all applicable requirements of law and regulation including, without limitation, any requirements of filing with the SEC, FINRA, or other entity. Dealer agrees to submit Marketing Pieces intended for public distribution to you prior to distribution or publication. Dealer agrees not to publish or distribute Marketing Pieces without first receiving any regulatory approval that may be required.

23.	Records. Each party agrees to maintain all records required of such party by Applicable Law related to the offer and sale of Shares. Upon reasonable request by one party, the other party will provide access to or make copies of such records the requesting party does not possess in order to: (a) comply with a request from a government body or self-regulatory organization; (b) verify compliance by the other party of the terms of this Agreement; or (c) make required regulatory reports.

Sincerely,

PFS INVESTMENTS INC

By:	/s/ William A. Kelly

Name:	William A. Kelly

Title:	President and CEO

Dated:

AGREED AND ACCEPTED

LEGG MASON INVESTOR SERVICES, LLC

By:	/s/ Joel Sauber

Name:	Joel Sauber

Title:	Managing Director

Dated:	6/4/08

Schedule A

LEGG MASON PARTNERS FUNDS

Investment Category	A Shares	B Shares
	Fund # / NASDAQ	Fund # / NASDAQ	Max $
Money Market Funds
Western Asset Money Market Fund[1]	01740 / SBCXX	944/52470R870/SBOXX	N/A

Investment Category	A Shares	B Shares
Non-Money Market Funds[2]	Fund # / NASDAQ	Fund # / NASDAQ	Max $
Taxable Bond / Income Funds
LMP Diversified Strategic Income Fund	01830 / SDSAX	01831 / SLDSX	$99,999
LMP Global High Yield Bond Fund	SAHYX		$99,999
LMP Government Securities Fund	01635 / SGVAX	01636 / HGVSX	$99,999
LMP High Income Fund	SHIAX		$99,999
LMP Inflation Management Fund	SBGLX		$99,999
LMP Investment Grade Bond Fund	01730 / SIGAX	01731 / HBDIX	$99,999
LMP Lifestyle Allocation 30%	01760 / SBCPX	01761 / SBCBX	$99,999
LMP Lifestyle Income Fund	01750 / SCAAX	01751 / SCIAX	$99,999
LMP Core Bond Fund	598 / TRBAX	599 / TRBBX	$99,999
LMP Core Plus Bond Fund	016 / SHMGX	184 / MGVBX	$99,999
Tax Exempt Bond Funds*
LMP California Municipals Fund	01840 / SHRCX	01841 / SCABX	$99,999
LMP Managed Municipals Fund	01655 / SHMMX	01656 / SMMBX	$99,999
LMP Massachusetts Municipals Fund	SLMMX		$99,999
LMP New Jersey Municipals Fund	SHNJX		$99,999
LMP New York Municipals Fund	01850 / SBNYX	01851 / SMNBX	$99,999
LMP Pennsylvania Municipals Fund	SBPAX		$99,999
Balanced Funds
LMP Lifestyle Allocation 50%	01720 / SBBAX	01721 / SCBBX	$99,999
LMP Lifestyle Allocation 70%	01790 / SCGRX	01791 / SGRBX	$99,999
Large Cap Equity / Fund of Funds
LMP Aggressive Growth Fund	01800 / SHRAX	01801 / SAGBX	$99,999
LMP Appreciation Fund	01710 / SHAPX	01711 / SAPBX	$99,999
LMP Capital Fund	SCCAX		$99,999
LMP Capital & Income Fund	01178 / SOPAX	01017 / SOPTX	$99,999
LMP Convertible Bond Fund	SCRAX		$99,999
LMP Dividend Strategy Fund	01610 / GROAX	01611 / GROBX	$99,999
LMP Fundamental Value Fund	01820 / SHFVX	01821 / SFVBX	$99,999
LMP Investors Value Fund	SINAX		$99,999
LMP Large Cap Growth Fund	01860 / SBLGX	01861 / SBLBX	$99,999
LMP Lifestyle Allocation 85%	01780 / SCHAX	01781 / SCHBX	$99,999
LMP Lifestyle Allocation 100%	01927 / LMLAX	01928 / LMLBX	$99,999

LMP All Cap Fund	01550 / SPAAX	01551 / SPBBX	$99,999
LMP Social Awareness Fund	01770 / SSIAX	01771 / SESIX	$99,999
Aggressive Bond Funds
None Approved / Offered	N/A	N/A	N/A
Aggressive Equity Funds
LMP 130/30 US Large Cap Equity Fund	LMUAX		$99,999
LMP Global Equity Fund	01408 / CFIPX	01410 / SILCX	$99,999
LMP Mid Cap Core Fund	01675 / SBMAX	01676 / SBMDX	$99,999
LMP Small Cap Growth Fund	01117 / SASMX	01217 / SBSMX	$99,999
LMP Small Cap Value Fund	01647 / SBVAX	01648 / SBVBX	$99,999
Sector Funds
LMP Financial Services Fund	01520 / SBFAX	01521 / SBFBX	$99,999
International Equity Funds
LMP Emerging Markets Equity Fund	SMKAX		$99,999
LMP International All Cap Opportunity Fund	01320 / SBIEX	01321 / SBIBX	$99,999

*	Municipal Bond Funds are not an allowable choice for Retirement Plan accounts.

Schedule B

MUTUAL FUND SUPPORT FEE SCHEDULE

The Fee shall be determined based on purchases by PFSI customers of the Funds offered pursuant to the Agreement, and/or assets of such Funds held by PFSI customers, as more specifically described below.

A.	Non- Money Market Funds

The fee shall be an annual amount equal to [**] basis points ([**]%) on sales and [**] basis points ([**]%) on the average daily assets held by PFSI customers in the Funds (excluding assets held in tuition savings programs qualifying under Section 529 of the I.R.C.)

B.	Money Market Funds

For the Western Asset Money Market Fund the fee shall be an annual amount equal to a percentage of the average daily assets held by PFSI customers in the fund. The percentage shall be equal to [**]% of the following sum: (x) the fund’s current net management fee, minus (y) [**] basis points. An example of the calculation is as follows: net management fee (currently 37 basis points) less [**] basis points, multiplied by [**]% equals a percentage of .135% or 13.5 basis points.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

FIRST AMENDMENT TO

MUTUAL FUND DEALER AGREEMENT

This First Amendment to Mutual Fund Dealer Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (“LMIS”) and PFS Investments Inc., (“PFSI”).

WHEREAS, the parties entered into a Mutual Fund Dealer Agreement effective as of June 1, 2008, (the “Agreement”).

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1. New Schedules. Schedule A and Schedule B of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A and Schedule B of the Mutual Fund Dealer Agreement dated June 1, 2008.

2. Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, LMIS and PFSI have entered into this First Amendment to Mutual Fund Dealer Agreement on this 1st day of December, 2008.

	Legg Mason Investor Services, LLC		PFS Investment Inc.

By:	/s/ Mark E. Freemyer	By:	/s/ William A. Kelly
Name:	Mark E. Freemyer	Name:	William A. Kelly
Title:	Managing Director	Title:	President and CEO
Date:	12/1/08	Date:	11/19/08

Schedule A

LEGG MASON PARTNERS FUNDS

Investment Category	A Shares	B Shares
	Fund # / NASDAQ	Fund # / NASDAQ	Max $
Money Market Funds
Western Asset Money Market Fund ~	01740 / LMTXX	944/52470R870/SBOXX	N/A
Western Asset Municipal Money Market Fund Exchange A*	LMUXX

Investment Category	A Shares	B Shares
Non-Money Market Funds	Fund # / NASDAQ	Fund # / NASDAQ	Max $
Taxable Bond / Income Funds
LMP Strategic Income Fund	01830 / SDSAX	01831 / SLDSX	$99,999
LMP Government Securities Fund	01635 / SGVAX	01636 / HGVSX	$99,999
LMP Corporate Bond Fund	01730 / SIGAX	01731 / HBDIX	$99,999
LMP Lifestyle Allocation 30%	01760 / SBCPX	01761 / SBCBX	$99,999
LMP Lifestyle Income Fund	01750 / SCAAX	01751 / SCIAX	$99,999
LMP Core Bond Fund	598 / TRBAX	599 / TRBBX	$99,999
LMP Core Plus Bond Fund	016 / SHMGX	184 / MGVBX	$99,999
Tax Exempt Bond Funds*
LMP California Municipals Fund	01840 / SHRCX	01841 / SCABX	$99,999
LMP Managed Municipals Fund	01655 / SHMMX	01656 / SMMBX	$99,999
LMP Massachusetts Municipals Fund	SLMMX		$99,999
LMP New Jersey Municipals Fund	SHNJX		$99,999
LMP New York Municipals Fund	01850 / SBNYX	01851 / SMNBX	$99,999
LMP Pennsylvania Municipals Fund	SBPAX		$99,999
LMP Intermediate Maturity California Municipals Fund	ITCAX
LMP Intermediate Maturity New York Municipals Fund	IMNYX
LMP Intermediate – Term Municipals	SBLTX
Balanced Funds
LMP Lifestyle Allocation 50%	01720 / SBBAX	01721 / SCBBX	$99,999
LMP Lifestyle Allocation 70%	01790 / SCGRX	01791 / SGRBX	$99,999
LMP Convertible Bond Fund	SCRAX		$99,999
Large Cap Equity / Fund of Funds
LMP Aggressive Growth Fund	01800 / SHRAX	01801 / SAGBX	$99,999
LMP Appreciation Fund	01710 / SHAPX	01711 / SAPBX	$99,999
LMP Capital Fund	SCCAX		$99,999
LMP Capital & Income Fund	01178 / SOPAX	01017 / SOPTX	$99,999
LMP Dividend Strategy Fund	01610 / GROAX	01611 / GROBX	$99,999
LMP Equity Income Builder Fund	LMOAX
LMP Fundamental Value Fund	01820 / SHFVX	01821 / SFVBX	$99,999
LMP Investors Value Fund	SINAX		$99,999
LMP Large Cap Growth Fund	01860 / SBLGX	01861 / SBLBX	$99,999
LMP Lifestyle Allocation 85%	01780 / SCHAX	01781 / SCHBX	$99,999
LMP Lifestyle Allocation 100%	01927 / LMLAX	01928 / LMLBX	$99,999
LMP All Cap Fund	01550 / SPAAX	01551 / SPBBX	$99,999

LMP Social Awareness Fund	01770 / SSIAX	01771 / SESIX	$99,999
Aggressive Bond Funds
LMP Global High Yield Bond Fund	SAHYX		$99,999
LMP High Income Fund	SHIAX		$99,999
LMP Municipal High Income Fund*	01187 / STXAX	01287 / AXMTX	$99,999
Aggressive Equity Funds
LMP 130/30 US Large Cap Equity Fund	LMUAX		$99,999
LMP Global Equity Fund	01408 / CFIPX	01410 / SILCX	$99,999
LMP Mid Cap Core Fund	01675 / SBMAX	01676 / SBMDX	$99,999
LMP Small Cap Growth Fund	01117 / SASMX	01217 / SBSMX	$99,999
LMP Small Cap Value Fund	01647 / SBVAX	01648 / SBVBX	$99,999
Sector Funds
LMP Financial Services Fund	01520 / SBFAX	01521 / SBFBX	$99,999
International Equity Funds
LMP Emerging Markets Equity Fund	SMKAX		$99,999
LMP International All Cap Opportunity Fund	01320 / SBIEX	01321 / SBIBX	$99,999

*	Municipal Bond Funds are not an allowable choice for Retirement Plan accounts
~	B Shares are available for exchanges only

Schedule B

MUTUAL FUND SUPPORT FEE SCHEDULE

The Fee shall be determined based on purchases by PFSI customers of the Funds offered pursuant to the Agreement, and/or assets of such Funds held by PFSI customers, as more specifically described below.

A.	Non- Money Market Funds

The fee shall be an annual amount equal to [**] basis points ([**]%) on sales and [**] basis points ([**]%) on the average daily assets held by PFSI customers in the Funds (excluding assets held in tuition savings programs qualifying under Section 529 of the I.R.C.)

B.	Money Market Funds

The fee shall be an annual amount equal to a percentage of the average daily assets held by PFSI customers in the Funds. The percentage shall be equal to [**]% of the following sum: (x) the Fund’s current net management fee, minus (y) [**] basis points. An example of the calculation is as follows: net management fee (currently 37 basis points) less [**] basis points, multiplied by [**]% equals a percentage of .135% or 13.5 basis points.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.